DATED: January 14, 2009
Filed Pursuant to Rule 424(b)(1)
Registration No. 333-149235

635,500 SHARES OF
MOONSHINE CREATIONS, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange and have no voting rights. The 635,500 shares of our common stock can be sold by selling security holders at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  January 14, 2009

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision .

About Our Company

Moonshine Creations, Inc. was incorporated in the State of Nevada on April 10, 2007.  Our plan is to create an online craft store. We will focus on one of a kind and unique craft items made in the southeast United States. Moonshine creations will locate and contact the artisans and explain the opportunity of displaying their items on our website. We will receive commissions for our website service.  We will provide the marketing, receive payments, be responsible for the taxes and provide the customer service. We will then notify the artisan of the sale and arrange for the shipping. Initially, the artist will be contacted and the website will be maintained by our President, Ms. Victoria Callanan. Ms. Callanan intends to hire additional assistants and representatives as our client base expands.

Where You Can Find Us

Our principal executive offices are located at, 160 Henry Martin Trail, Statesville, NC 28625 and our telephone number is (704) 592-2622.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.10 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (April 10, 2007) through October 31, 2007 are derived from our audited financial statements.

For the Period from April 10, 2007 (Inception) to October 31, 2007
STATEMENT OF OPERATIONS

Revenues	$-
Total Operating Expenses	$7,640
Net Loss	$(7,640)

As of October 31, 2007
BALANCE SHEET DATA

Cash	$39,500
Total Assets	$39,500
Total Liabilities	$1,000
Stockholders’ Equity	$38,500

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in April 2007. We have no significant financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF VICTORIA CALLANAN. WITHOUT HER CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Victoria Callanan, our only officer. We currently do not have an employment agreement with Ms. Callanan. The loss of her services could have a material adverse effect on our business, financial condition or results of operation.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Item 4.  Use of Proceeds.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5. Determination of Offering Price

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in January 2008 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6. Dilition.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7. Selling Security Holders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 635,500 shares of our common stock held by 40 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed in January 2008.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of February 13, 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Michael Longmire	3,000	3,000	0	0
Ellenora Barker	3,000	3,000	0	0
Chad Michael Simpson	3,000	3,000	0	0
Nellie McNiel Sanders	10,000	10,000	0	0
Adam R Mosley	3,000	3,000	0	0
Gilles Botbol	5,000	5,000	0	0
Cynthia S. Allison	3,000	3,000	0	0
Chase Cabanillas	4,000	4,000	0	0
Jason T Driver	20,000	20,000	0	0
Torina Driver	20,000	20,000	0	0
Thomas E. Driver	20,000	20,000	0	0
Andy Barker	3,000	3,000	0	0
Diane Sambrick	30,000	30,000	0	0
Frank Sambrick	30,000	30,000	0	0
Nick Long	10,000	10,000	0	0
Mark Froke	3,000	3,000	0	0
April Froke	3,000	3,000	0	0
Henry S. Kennett	5,000	5,000	0	0
Shirley G. Kennett	5,000	5,000	0	0
Jessie Mae Johnson	30,000	30,000	0	0
Donald Crawford Ledford II	10,000	10,000	0	0
Elizebeth Dean Ledford	10,000	10,000	0	0
Jetter A. Barker IV	1,500	1,500	0	0
Mike Laithum	1,500	1,500	0	0
Gonzalo Bocanegra Trejo	3,000	3,000	0	0
Rodger Kevin Watts	1,500	1,500	0	0
F Eugene Lilley	50,000	50,000	0	0

Joyce Fowler	10,000	10,000	0	0
William T. Fowler	10,000	10,000	0	0
Jonna Birtcher	25,000	25,000	0	0
Kieth Clarin	25,000	25,000	0	0
Jimmie D Spell	50,000	50,000	0	0
Daniel T Sullivan	25,000	25,000	0	0
Patricia Creech	30,000	30,000	0	0
Ronald Creech	30,000	30,000	0	0
Henry A Turlington	10,000	10,000	0	0
Kenneth J. Long	20,000	20,000	0	0
R.E.Hardison	20,000	20,000	0	0
Suzie S. Ledford	50,000	50,000	0	0
Linda T Jolly	40,000	40,000	0	0

 Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Item 8. Plan of Distribution.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.10 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
O	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. Description of Securities to be Registered.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 100,000,000 Shares of common stock, $0.00001 par value per Share and 10,000,000 shares of preferred stock, par value $0.00001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 100,000,000 shares of preferred stock, $0.00001 par value per Share.  Currently we have 5,635,500 common shares are issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.00001 par value per share.  The terms of the preferred shares are at the discretion of the board of directors.  Currently no preferred Shares are issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Item 10. Interests of Named Experts and Counsel

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11. Information with Respect to the Registrant.

Organization Within Last Five Years

We were incorporated in April 2007 in the State of Nevada. In April 2007, we issued 5,000,000 Founder Shares at par value of $0.00001 to, Victoria Callanan in consideration for services provided. In January 2008 we completed an offering in which we sold 635,500 common shares at $0.10 per share in connection with our private placement.

Description of Business

General

We were formed in April 2007. Our plan is to create an online craft store which will focus on one of a kind craft items made in the southeast United States. We intend to contact artisans and display their items on our website; earning commissions on each sale for our services. We intend to provide marketing, payment services including taxation, as well as customer service in connection with each sale made on our website. Once a sale has been made we will notify the artisan of the sale and arrange for the shipping. Initially, the artists will be contacted and the website will be maintained by our President, Ms. Victoria Callanan. Ms. Callanan intends to hire additional assistants and representatives as our client base expands.

Marketing

We plan to utilize different channels for our marketing. We intend for our website to be promoted by web placement services for example, Google Adwords and www.1-2-3webposition.com. We also intend to promote our website by advertising in magazines such as Southern Living, Cottage Living, Cottage Home, Better Homes and Gardens and various other small regional publications. We also plan to set up booths at craft fairs and pass out information inviting guest to visit our website. We intend to further promote our website using a grass roots method by utilizing Craft Blogs, www.myspace.com, www.facebook.com, and www.bizfriends.com.

Website

Currently our website is being developed under the domain name moonshinecreationsinc.com. We believe the development cost of our site will be $15,000 and the cost for hosting will be $350 per month and we intend to use the proceeds from the offering which we completed in January 2008 to meet these costs. We intend for our website to use Flash and High resolution photos as well as possess the capability to show short videos of variously featured craft items. Our website will be updated on a daily basis to reflect current inventories.

On our website, all of the craft items will be broken down in different categories according to the craft medium. For example: pottery, glass, jewelry, home accessories, stationary, wood, leather, metal, outdoor items and other categories as well.  The website will also have a shopping cart allowing customers to purchase more than one item at a time. All items will have descriptions and high resolution photos and certain designated items will have a short video. In addition, we also plan to have a section featuring different artist’s profile and their specialty items. Also, there will be a secure log-on section where artisans can access detailed information related to their craft.

Competition

Our business will put us in direct competition with craft fairs, existing craft websites, individual artisans who have websites and mega websites.  There are many craft fairs in the southeast including but not limited to National Gospel & Harvest Celebration, North Carolina Seafood Festival, Red River Revel Arts Festival, The Cotton Pickin’ Fair, and Gasparilla. These fairs offer a variety of exhibitors depending on the individual fairs. Some of the existing craft websites are craftsfaironline.com, thecountrygallery.net, craftsolutions.com and indianchild.com. All of these websites provide a variety of services. In addition to the existing craft websites there are individual artisans that will have their own websites.

DESCRIPTION OF PROPERTY

Our business office is located at Moonshine Creations, Inc., 160 Henry Martin Trail, Statesville, NC 28625.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 41 shareholders of our common stock.

Rule 144 Shares

As of February 13, 2008 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After July 2008, all of the shares of our common stock held by the 40 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public. Sales under Rule 144 are subject availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at  http://www.sec.gov.

 MOONSHINE CREATIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
October 31, 2007

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	CONSOLIDATED BALANCE SHEET AS OF OCTOBER 31, 2007

PAGE	F-3	CONSOLIDATED STATEMENT OF OPERATIONS FOR THE PERIOD FROM APRIL 10, 2007 (INCEPTION) TO OCTOBER 31, 2007.

PAGE	F-4	CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE PERIOD FROM APRIL 10, 2007 (INCEPTION) TO OCTOBER 31, 2007

PAGE	F-5	CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD FROM APRIL 10, 2007 (INCEPTION) TO OCTOBER 31, 2007.

PAGES	F-6 – F-9	CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

Webb & Company, P.A. Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of: Moonshine Creations, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Moonshine Creations, Inc. (A Development Stage Company) as of October 31, 2007, and the related statements of operations, changes in shareholder's equity and cash flows for the period from April 10, 2007 (inception) to October 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Moonshine Creations, Inc. (A Development Stage Company) as of October 31, 2007 and the results of its operations and its cash flow for the for the period from April 10, 2007 (inception) to October 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage with no operations and has a net loss since inception of $7,640. This raises substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/WEBB & COMPANY. P.A.

WEBB & COMPANY. P.A.

Boynton Beach, Florida
February 8, 2008

MOONSHINE CREATIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF OCTOBER 31, 2007

ASSETS

CURRENT ASSETS
Cash	$39,500

TOTAL ASSETS	$39,500

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Related party advances	$1,000

TOTAL LIABILITIES	1,000

STOCKHOLDERS' EQUITY
Preferred stock, $0.00001 par value, 10,000,000 shares authorized,
none issued and outstanding	-
Common stock, $0.00001 par value, 100,000,000 shares authorized,
5,395,000 shares issued and outstanding	54
Additional paid-in capital	46,136
Subscriptions Receivable	(50)
Accumulated deficit during development stage	(7,640)

TOTAL STOCKHOLDERS' EQUITY	38,500

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$39,500

The accompanying notes are an integral part of these financial statements.

MOONSHINE CREATIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

For The Period
April 10, 2007 (Inception)
to October 31, 2007

REVENUES	$-

EXPENSES
General and administrative	1,000
Salary Expense	5,533
Rent	1,107
Total Expenses	7,640

LOSS FROM OPERATIONS (BEFORE TAXES)	(7,640)

INCOME TAX EXPENSE	-

NET LOSS	$(7,640)

NET INCOME (LOSS) PER SHARE,
BASIC AND DILUTED	$-

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING,
BASIC AND DILUTED	2,530,025

The accompanying notes are an integral part of these financial statements.

MOONSHINE CREATIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
From APRIL 10, 2007 (INCEPTION) TO OCTOBER 31, 2007

							Accumulated
							Deficit	Total
					Subscription	Additional	During	Stockholders'
	Preferred Stock		Common Stock		Receivable	Paid-in	Development	Equity

Balance, April 10 2007 (Inception)	-	$-	-	$-	$	$-	$-	$-

Shares issued to founders at $0.00001 per share	-	-	5,000,000	50	(50)	-	-	-

Stock issued for cash at $0.10 per share	-	-	395,000	4		39,496	-	39,500

In kind contribution of services	-	-	-	-		5,533	-	5,533

In kind contribution of office expenses						1,107		1,107

Net profit (loss) for the period Inception to October 31, 2007	-	-	-	-		-	(7,640)	(7,640)

Balance, October 31, 2007	-	$-	5,395,000	$54	$(50)	$46,136	$(7,640)	$38,500

The accompanying notes are an integral part of these financial statements.

MOONSHINE CREATIONS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

For The Period
April 10, 2007 (Inception)
to October 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,640)
Adjustments to reconcile net loss to net cash used in operating activities:
In-kind contribution of office expenses	1,107
In-kind contribution of services	5,533
Changes in Assets and Liabilities
Increase (Decrease) in related party advances	1,000

Net cash used in operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES:	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	39,500
Net cash provided by financing activities	39,500

NET INCREASE (DECREASE) IN CASH	39,500

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$39,500

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

MOONSHINE CREATIONS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF OCTOBER 31, 2007

NOTE 1     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Moonshine Creations, Inc. (a development stage company) (the “Company”) was incorporated under the laws of the State of Nevada on April 10, 2007  The Company was organized to create an online craft store focusing on one of a kind and unique craft items made in the southeastern United States. Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”).  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  As of October 31, 2007, the Company has a net operating loss carry forward of $1,000 available to offset future taxable income through 2027.  The valuation allowance at October 31, 2007 was $340.  The net change in the valuation allowance for the period ended October 31, 2007 was an increase of $340.

MOONSHINE CREATIONS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF OCTOBER 31, 2007

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.”  As of October 31, 2007, there were no common share equivalents outstanding.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Revenue Recognition

Revenue from support services is recognized when earned and realizable, which is when persuasive evidence of an arrangement exists, services, if requested by the customers, have been rendered and are determinable, and collectability is reasonably assured.  Revenue from telephone support service contracts is recognized as the services are provided, determined on an hourly basis.

(H) Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”.

MOONSHINE CREATIONS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF OCTOBER 31, 2007

The adoption of this statement is not expected to have a material effect on the Company's financial statements.

NOTE 2     GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations and has net loss of $7,640 from inception.  This raises substantial doubt about its ability to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3     RELATED PARTY ADVANCE

During 2007, a related party of the Company paid $1,000 of operating expenses on behalf of the Company.

NOTE 4      STOCKHOLDERS’ EQUITY

(A) Common Stock Issued for Cash

On July 25, 2007, the Company issued 5,000,000 shares of common stock to its founder for cash of $50 ($0.00001 per share).

During the period from April 10, 2007 (Inception) to October 31, 2007 the Company issued 395,000 shares of common stock for cash of $39,500 ($.10 per share).

(B) In-kind Contribution of Services

During the period from April 10, 2007 (Inception) to October 31, 2007 the Company’s president contributed services and office space with a fair value of $5,533 and $1,107 respectively.

NOTE 5     RELATED PARTY TRANSACTIONS

The president of the Company received 5,000,000 shares of common stock for cash of $50 ($0.00001 per share) (See Note 4).

During 2007, a related party of the Company paid $1,000 of operating expenses on behalf of the Company.  (See Note 3)

MOONSHINE CREATIONS, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF OCTOBER 31, 2007

During the period from April 10, 2007 (Inception) to October 31, 2007 the Company’s president contributed services and office space with a fair value of $5,533 and $1,107 respectively (See Note 4).

NOTE 6      SUBSEQUENT EVENT

Subsequent to October 31, 2007, the Company issue 240,500 shares of common stock for cash proceeds of $24,050 ($.10 per share) .

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Our specific goal is to sell one-of-a-kind craft items made in the southeast to customers. We intend to accomplish the foregoing through the following milestones:

1.
We plan to begin to establish our office and acquire the computer and office equipment we need to begin operations during the first half of 2008. Establishing our offices will take up to 30 days. We believe that it will cost $30,000 to establish our office and secure the necessary computer equipment and software. We do not intend to hire employees. Our sole officer and director will handle our administrative duties.

2.
After our office is established, we intend to contact artisans to offer their items on our website.  We plan to attend craft fairs that are oriented towards meeting new artisans in the southeastern United States and creating opportunities for us to develop important relationships with them. We intend to hire an outside web designer to begin development of our website toward the end of the first half of 2008. We believe that it will cost up to $10,000 initially to have our website operational. The initial operation of the website is anticipated to be ready by the end of the second quarter of 2008.

3.
As soon as our website is operational, we will begin to market our website in the southeastern United States and through traditional sources such as trade magazines, craft fairs, newspaper advertising, telephone directories and flyers / mailers.  Potential clients can simply click on links to become connected to our website from search engines. We believe that it will cost a minimum of $10,000 for our marketing campaign. Marketing is an ongoing matter that will continue during the life of our operations.

4.	We believe that we will begin selling craft items from our website during the third quarter of 2008.

In summary, we anticipate that we will be fully operational by the end of the second quarter of 2008. We estimate that we will begin to generate revenue during the third quarter of 2008. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.

Results of Operations

For the period from inception through October 31, 2007, we had no revenue. Expenses for the period totaled $7,640 resulting in a Net loss of $7,640.

Capital Resources and Liquidity

As of October 31, 2007 we had $39,500 in cash.

We believe we can satisfy our cash requirements for the next twelve months with our current cash. However, if we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we will suspend or cease operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of February 13, 2008 are as follows:

NAME	AGE	POSITION

Victoria Callanan	29	Chairman, Chief Executive Officer, Principal Accounting Officer

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Victoria Callanan

Ms. Callanan is our founder and has served as President, Chief Executive Officer and Chairman of our Board of Directors since inception in April 2007. Since 1997 Ms. Callanan has been involved in management and the day to day operations of a small business that she co-founded. Her responsibilities include management of 10 employees, meeting customers, payroll, bookkeeping, scheduling, website creation and various other duties in a small business. In the spring of 2006 Ms. Callanan opened a gift shop featuring items from North Carolina. In this company she is responsible for marketing, locating artisans, inventory, bookkeeping, paying vender’s commissions, paying sales tax and various other tasks. Her degree is from NCSU where she studied Textile Technology, receiving a bachelors of science in textile technology with a concentration in textile design and also completing a certificate in Fashion Design from California State University in Los Angeles.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended October 31, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Victoria Callanan, Chairman, Chief Executive Officer and Chief Financial Officer	2007	$0	0	0	0	0	0	0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through October 31, 2007.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending October 31, 2007 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

 Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of February 13, 2008 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Victoria Callanan 160 Henry Martin Trail Statesville, NC 28625	5,000,000	88.72%

Common Stock	All executive officers and directors as a group	5,000,000	88.72%

(1)  Based upon 5,635,500 shares outstanding as of February 13, 2008.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On April 10, 2007, we issued 5,000,000 founder shares of common stock to Victoria Callanan pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933.  The total purchase price of the Shares was $50.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

MOONSHINE CREATIONS, INC.
635,500 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until February 27, 2008, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.